As filed with the Securities and Exchange Commission on June 26, 1998.

                                                            Registration No. 33-

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                              CONCENTRA CORPORATION
             (Exact name of registrant as specified in its charter)

        DELAWARE                                                 04-2827026
(State or other jurisdiction                                 (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                                 21 NORTH AVENUE
                         BURLINGTON, MASSACHUSETTS 01803
                                 (781) 229-4600
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                                ALEX N. BRAVERMAN
                             CHIEF FINANCIAL OFFICER
                              CONCENTRA CORPORATION
                                 21 NORTH AVENUE
                         BURLINGTON, MASSACHUSETTS 01803
                                 (781) 229-4660
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   copies to:
                             WILLIAM E. KELLY, ESQ.
                              PEABODY & ARNOLD LLP
                                 50 ROWES WHARF
                                BOSTON, MA 02110

         Approximate date of commencement of proposed sale to public: At such time or times after the effective date of this registration statement as the Selling Stockholders shall determine.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]


                        CALCULATION OF REGISTRATION FEE

                                                                      Proposed
                                                Proposed              maximum              Amount
Title of each class          Amount             maximum               aggregate            of
of securities                to be              offering price        offering             registration
to be registered             registered         per share             price                fee
-------------------------------------------------------------------------------------------------------

Common Stock,                470,589            $4.125(1)             $1,941,179.60(1)     $572.65
par value
$.00001
per share
-------------------------------------------------------------------------------------------------------

(1) Estimated pursuant to Rule 457(c) solely for purposes of calculating the registration fee, based upon the average of the high and low prices reported on June 24, 1998, as reported on the Nasdaq Stock Market.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.


                   SUBJECT TO COMPLETION, DATED JUNE 26, 1998

PROSPECTUS

                              CONCENTRA CORPORATION

                              470,589 Common Shares
                         Par Value of $.00001 Per Share
                              -------------------

           This Prospectus relates to up to 470,589 shares of common stock, $.00001 par value per share (the "Shares"), of Concentra Corporation (the "Company"), which may be offered from time to time by the selling stockholders named herein (the "Selling Stockholders").

           The Shares to be registered hereby are to be offered for the account of the Selling Stockholders. The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders.

           The common stock, $.00001 par value per share, of the Company (the "Common Stock") is quoted on the Nasdaq Stock Market under the symbol CTRA. The average of the high and low prices of the Common Stock as reported on the Nasdaq Stock Market on June 24, 1998 was $4.125 per share of Common Stock.



                                   --------
     THE SECURITIES OFFERED BY THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK
                               SEE "RISK FACTORS"
                                   --------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
            PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                  ----------

              Price             Underwriting discounts        Proceeds to
              to Public(1)      and commissions               Selling Stockholders
              -----------       ----------------------        --------------------

Per Unit      $4.125            Not Applicable                $4.125
-------

Total         $1,941,179.60     Not Applicable                $1,941,179.60
-----


           (1) Estimated solely for purposes of completing this table, based upon the average of the high and low prices reported on June 24, 1998, as reported on the Nasdaq Stock Market.




                    The date of this Prospectus is ________, 1998.

                              AVAILABLE INFORMATION

           The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following regional offices of the Commission: 7 World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission.

           The Common Stock is traded on the Nasdaq Stock Market. Reports, proxy statements and other information concerning the Company filed with the Nasdaq Stock Market can be inspected at the offices of the National Association of Securities Dealers, Inc., Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

           The following documents filed by the Company with the Commission are hereby incorporated by reference in this Prospectus:

           1.    Annual Report on Form 10-K for the fiscal year ended March 31,
1998;

           2. The description of the Common Stock contained in the Company's Registration Statement on Form 8-A; and

           3.    The Company's Proxy Statement dated May 12, 1998.

           All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the termination of the offering of the Shares offered hereby, shall be deemed to be incorporated by reference into this Prospectus from their respective dates of filing.

           Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purpose of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Prospectus, except as so modified or superseded.

           No person has been authorized to give any information or to make any representation other than as contained herein in connection with these matters, and if given or made, such information or representation must not be relied upon as having been authorized by the Company. Neither the delivery hereof nor any distribution of securities made hereunder shall, under any circumstances, create an implication that there has been no change in the facts therein set forth since the date hereof. This Prospectus does not constitute an offer to sell or solicitation of an offer to buy the securities offered by this Prospectus or a solicitation of a proxy in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or solicitation.

           The Company will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on the written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in this Prospectus (other than exhibits to such documents which are not specifically incorporated by reference into the information that this Prospectus incorporates). Such requests should be addressed to Concentra Corporation, 21 North Avenue, Burlington, Massachusetts 01803, Attention: Alex N. Braverman, Chief Financial Officer, telephone number:
(781) 229-4600.

           The Private Securities Litigation Reform Act of 1995 contains certain safe harbors regarding forward-looking statements. From time to time, information provided by the Company or statements made by its directors, officers or employees may contain "forward-looking" information subject to numerous risks and uncertainties. Any statements made in this registration statement, including any statements incorporated herein by reference that are not statements of historical fact are forward-looking statements (including, but not limited to, statements concerning the characteristics and growth of the Company's market and customers, the Company's objectives and plans for future operations and products and the Company's expected liquidity and capital resources). Such forward-looking statements are based on a number of assumptions and involve a number of risks and uncertainties, and, accordingly, actual results could differ materially. Factors that may cause such differences include, but are not limited to: the continued and future acceptance of the Company's products; the rate of growth in the industries of the Company's products; the presence of competitors with greater technical, marketing and financial resources; the Company's ability to promptly and effectively respond to technological change to meet evolving customer needs; capacity and supply constraints or difficulties; and the Company's ability to successfully expand its operations. For a further discussion of these and other significant factors to consider in connection with forward-looking statements, reference is made to the discussion in this registration statement under the heading "Risk Factors."

           The Company has filed with the Commission a registration statement (of which this Prospectus is a part) under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Shares offered hereby. This Prospectus does not contain all the information set forth in the registration statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed as an exhibit to the registration statement and to the exhibits and schedules thereto.


                                   THE COMPANY

           The Company was incorporated under the laws of Delaware in 1984 as ICAD, Inc. and changed its name to Concentra Corporation in 1995. Unless the context otherwise requires, references herein to the "Company" include Concentra Corporation and its subsidiaries. The Company's principal executive offices are located at 21 North Avenue, Burlington, Massachusetts 01803. Its telephone number is (781) 229-4600.

           See the description of the Company's business in Part I, Item 1, "Business" of the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1998 which is incorporated herein by reference.

                                  RISK FACTORS

           See "Risk Factors" section of the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1998 which is incorporated herein by reference.

                                 USE OF PROCEEDS

           The Company will not receive any proceeds from the sale of the Shares being offered hereby; nor will such proceeds be available for the Company's use or benefit.

                            SELLING SECURITY HOLDERS

           The following table provides certain information with respect to the Selling Stockholders and their beneficial ownership of securities of the Company, including information as to the Shares being registered on behalf of the Selling Stockholders for sale by them. As reported by the Selling Stockholders in a Schedule 13d mailed to the Company by the Selling Stockholders under cover dated May 8, 1998, Austin W. Marxe and David M. Greenhouse have sole voting and dispositive power with respect to the shares beneficially owned by the Selling Stockholders.



Name of                                     Number of Shares to be          Total Beneficial Ownership      Total Percentage
Selling Stockholder (1)                     Registered Hereunder            Prior to Offering Hereunder     Owned Prior to Offering
-----------------------                     --------------------            ---------------------------     -----------------------

Special Situations Fund III L.P.            145,000                                288,750                         4.7%

Special Situations Cayman Fund L.P.          45,000                                103,900                         1.7%

Special Situations Private Equity Fund      235,000                                235,000                         3.9%

Special Situations Technology Fund L.P.      45,589                                122,289                         2.0%


           (1) None of the Selling Stockholders, or their representatives, has held any office or position with the Company during the last three years.

                              PLAN OF DISTRIBUTION

           The Company is advised that, pursuant to the terms of this Prospectus, the Selling Stockholders are offering from time to time, in whole or in part, an aggregate of 470,589 shares of Common Stock for resale hereunder for their own account at such prices and on such terms as are available at the time of sale. The proceeds from any sales of Shares offered hereby by the Selling Stockholders will not be received by the Company.

           The Company understands that any distribution of securities by the Selling Stockholders, or by pledgees, donees, transferees or their successors in interest, may be effected from time to time in one or more of the following transactions: (a) to underwriters who will acquire the Shares for their own account and resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale (any public offering price and any discount or concessions allowed, re-allowed or paid to dealers may be changed from time to time); (b) through brokers, acting as principal or agent, in transactions, in special offerings, in exchange distributions pursuant to the rules of the applicable exchanges or in the over-the-counter market, or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices; or (c) directly or through brokers or agents in private sales at negotiated prices, or by any other legally available means.

           The Selling Stockholders and underwriters, brokers, dealers or agents, upon effecting the sale of the Shares, may be deemed to be an underwriter, as that term is defined by the Securities Act and any profit on any resale of securities may be deemed to be underwriting discounts and commissions.

           In order to comply with the securities laws of certain states, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless the Shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and complied with.

           The Company will file during any period in which offers or sales are being made one or more post-effective amendments to the Registration Statement of which this Prospectus is a part to describe any material information with respect to the plan of distribution not previously disclosed in this Prospectus or any material change in such information.

                                  LEGAL MATTERS

           The legality of the Shares offered hereby will be passed upon for the Company by Peabody & Arnold LLP, 50 Rowes Wharf, Boston, Massachusetts 02110. William E. Kelly, a director and Secretary of the Company, is a partner in Peabody & Arnold LLP.


                                     EXPERTS

           The consolidated financial statements of the Company and its consolidated subsidiaries incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended March 31, 1998 have been audited by Coopers & Lybrand L.L.P., independent accountants, as stated in their reports which are incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

           The Restated Certificate of Incorporation of the Company contains provisions which grant broad rights of indemnification to the officers and directors of the Company. The Company has also entered into indemnification agreements with each of its executive officers and directors containing additional provisions of indemnification. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

=================


           No dealer, sales representative or any other person
has been authorized to give information or make any
representation not contained in this Prospectus in connection with the offer made by this Prospectus and, if given or made,
such information or representation must not be relied upon as                     470,589 SHARES
having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than those specifically offered hereby or of any securities offered hereby in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the
Company since the date hereof or that the information contained                 CONCENTRA CORPORATION
herein is correct as of any time subsequent to the date hereof.                    COMMON STOCK









                                                                                   -------

                                                                                  PROSPECTUS

                                                                                   -------







                                                                                  ________, 1998

=================

                             PART II

              INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.   OTHER EXPENSES OF ISSUANCES AND DISTRIBUTION

        The expenses relating to the registration of the Shares hereunder will be borne by the Company. Such expenses are estimated to be as follows:



        Securities and Exchange Commission Registration Fee            $572.65

        Legal Fees and Expenses                                        $10,000.00

        Accounting Fees and Expenses                                   $1,000.00

        Miscellaneous                                                  $0

        TOTAL EXPENSES                                                 $11,572.65


ITEM 15.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify a director, officer, employee or agent against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in respect of or in successful defense of any action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

        Article Eighth of the Company's Restated Certificate of Incorporation provides that the Company shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a director or officer of the Company, or is or was serving, or has agreed to serve, at the request of the Company, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all costs, charges and expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, subject to the provisions and limitations of such Article Eighth. The terms of Article Eighth substantially incorporate the provisions of Section 145 of the Delaware General Corporation Law.

        The indemnification provided for in Article Eighth is expressly not exclusive of any other rights to which those seeking indemnification may be entitled under any law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, and continues as to a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person. Further, under the terms of Article Eighth, the Company is specifically authorized to enter into agreements with officers and directors providing indemnification rights and procedures different from those set forth in Article Eighth.

        The Company has entered into indemnification agreements with each of its executive officers and directors. The indemnification rights conferred under the agreements are substantially the same as those under Article Eighth of the Restated Certificate of Incorporation. In addition, the agreements provide for indemnification of expenses incurred as a witness, require the Company to observe specified procedures, within set time limits, when indemnification or advancement of expenses is requested and provide for payment by the Company of expenses incurred by indemnities in enforcing such agreements.

        The directors and officers of the Company are insured against certain liabilities which they incur in their capacity as such under policies of insurance carried by the Company.

ITEM 16.   EXHIBITS

Exhibit No.               Exhibit
----------                -------

+4.01                     Specimen Stock Certificate for Common Stock,
                          $.00001 par value.

++4.02 Rights Agreement dated as of April 24, 1997, between the registrant and The First National Bank of Boston, as Rights Agent.

++4.03 Form of Certificate of Designation of the Voting Powers, Preferences and Relative, Participating, Optional and Other Special Rights, Qualifications, Limitations or Restrictions of Series A Participating Cumulative Preferred Stock of the registrant.

++4.04                    Form of Right Certificate.

+++5.01 Opinion of Peabody & Arnold LLP, counsel to the registrant.

+++23.01                  Consent of Peabody & Arnold LLP (included in
                          Exhibit 5.01 hereto).

+++23.02 Consent of Coopers & Lybrand L.L.P., independent accountants.

+++24.01                  Power of Attorney (included on signature page hereto).

--------------------

+ Previously filed as an Exhibit to the registrant's registration statement no. 33-86550.
++ Previously filed as an Exhibit to the registrant's Form 8-K dated April 24, 1997.
+++     Filed herewith.


ITEM 17.   UNDERTAKINGS

     (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by section
               10(a)(3) of the Securities Act of 1933.

                        (ii) To reflect in the prospectus any facts or events
               arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                        (iii) To include any material information with respect
               to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Burlington, Commonwealth of Massachusetts, on this 26th day of June 1998.

                                                  CONCENTRA CORPORATION

                                                  By: /s/Lawrence W. Rosenfeld
                                                      ------------------------
                                                         Lawrence W. Rosenfeld
                                                         Chief Executive Officer

                                POWER OF ATTORNEY

          The undersigned directors and officers of Concentra Corporation hereby severally constitute and appoint Lawrence W. Rosenfeld our true and lawful attorney-in-fact and agent with full power of substitution, to execute in our name and behalf in the capacities indicated below any and all amendments to this registration statement to be filed with the Securities and Exchange Commission and hereby ratify and confirm all that such attorney-in-fact and agent shall lawfully do or cause to be done by virtue thereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in their capacities and on the dates indicated.


SIGNATURE                                     TITLE                                        DATE
---------                                     -----                                        ----

/s/ Lawrence W. Rosenfeld                     Chairman of the Board of Directors,          June 26, 1998
------------------------------                Chief Executive Officer and President
Lawrence W. Rosenfeld                         (Principal Executive Officer)

/s/ Alex N. Braverman                         Vice President, Chief Financial Officer      June 26, 1998
------------------------------                and Treasurer (Principal Financial and
Alex N. Braverman                             Accounting Officer)

/s/ A. William Berkman, Jr.                   Director                                     June 26, 1998
------------------------------
A. William Berkman, Jr.

/s/ Vincenzo Cannatelli                       Director                                     June 26, 1998
------------------------------
Vincenzo Cannatelli

/s/ Stephen J. Cucchiaro                      Director                                     June 26, 1998
------------------------------
Stephen J. Cucchiaro

/s/ Alberto de Benedictis                     Director                                     June 26, 1998
------------------------------
Alberto de Benedictis

/s/ William E. Kelly                          Director                                     June 26, 1998
------------------------------
William E. Kelly



                                INDEX TO EXHIBITS

Exhibit No.                          Exhibit                                               Page No.
----------                           -------                                               --------

+4.01 Specimen Stock Certificate for Common Stock, $.00001 par value.

++4.02 Rights Agreement dated as of April 24, 1997, between the registrant and The First National Bank of Boston, as Rights
                    Agent.

++4.03              Form of Certificate of Designation of the Voting Powers,
                    Preferences and Relative, Participating, Optional and Other
                    Special Rights, Qualifications, Limitations or Restrictions of Series A Participating Cumulative Preferred Stock of the registrant.

++4.04              Form of Right Certificate.

+++5.01             Opinion of Peabody & Arnold LLP, counsel to the registrant.

+++23.01 Consent of Peabody & Arnold LLP (included in Exhibit 5.01 hereto).

+++23.02 Consent of Coopers & Lybrand L.L.P., independent accountants.

+++24.01            Power of Attorney (included on signature page hereto).

----------

+ Previously filed as an Exhibit to the registrant's registration statement no. 33-86550.

++ Previously filed as an Exhibit to the registrant's Form 8K dated April 24, 1997.

+++                 Filed Herewith.


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